U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 5, 2011
AMB PROPERTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)
Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip code)
415-394-9000

(Registrant’s telephone number, including area code)
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
SIGNATURES

Item 5.07	Submission of Matters to a Vote of Security Holders.
     At the Company’s 2011 Annual Meeting of Stockholders (“Annual Meeting”), the stockholders of AMB Property Corporation (the “Company”) approved the proposals listed below and recommended, by non-binding vote, that future advisory votes on executive compensation be held every one year. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s Proxy Statement, dated March 23, 2011.
1.	Election of nine directors to the Company’s Board of Directors to serve for an annual term.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Hamid R. Moghadam	146,396,337	4,197,332	20,538	0
T. Robert Burke	148,378,977	2,222,978	12,252	0
David A. Cole	136,484,400	14,117,168	12,639	0
Lydia H. Kennard	150,016,498	586,065	11,644	0
J. Michael Losh	120,884,929	29,717,145	12,133	0
Frederick W. Reid	147,854,274	2,748,408	11,525	0
Jeffrey L. Skelton	147,101,635	3,500,928	11,644	0
Thomas W. Tusher	145,696,015	4,906,161	12,031	0
Carl B. Webb	132,088,817	18,512,320	13,070	0
2.	Approve, by non-binding vote, the Company’s 2010 executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
126,561,875	24,033,334	18,998	0
3.	Recommend, by non-binding vote, the frequency of future advisory votes on the Company’s executive compensation.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
116,140,422	54,220	34,393,079	26,486	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: May 10, 2011	By:	/s/ Tamra D. Browne
Tamra D. Browne
SVP, General Counsel and Secretary